                                                                   EXHIBIT 10.31

                            Dated 14th February 1997

(1) KENBURGH LAND & PROPERTIES LIMITED
AND
(2) TCSI CORPORATION


---------------------------------------
LEASE

relating to First Floor Suffolk House,
Fordham Road, Newmarket

---------------------------------------

Term commences      : 14th February 1997

Length of Term      : 10 Years

Review              : 5 Years

Term determines     : 13.2 2007 (or 13.2 2002 at Tenant's Qualified
                      Option)

                                     INDEX

Particulars                                                                    1

Definitions                                                                    2

Interpretation                                                                 6

Demise                                                                         8

The Tenant's Covenants                                                         9
     Rent                                                                      9
     Outgoings and VAT                                                         9
     Electricity gas and other services consumed                              10
     Repair cleaning decoration etc                                           10
     Waste and alterations                                                    11
     Aerials signs and advertisements                                         13
     Statutory obligations                                                    13
     Access of Landlord and notice to repair                                  14
     Alienation                                                               15
     Nuisance etc and residential restrictions                                19
     Landlord's costs                                                         19
     The Planning Acts                                                        20
     Plans documents and information                                          22
     Indemnities                                                              22
     Reletting boards                                                         23
     Encroachments                                                            23
     Yield up                                                                 23
     Interest on arrears                                                      24
     Statutory notices etc                                                    24
     Keyholders                                                               25
     Sale of reversion etc                                                    25
     Defective premises                                                       25
     New guarantor                                                            25
     Landlord's rights                                                        26
     The User Covenants and the Service Charge                                26

The Landlord's Covenants                                                      26
     Quiet enjoyment                                                          26
     Observe and perform obligations                                          27
     Other Leases                                                             27

Insurance                                                                     27
     Warranty re convictions                                                  27
     Landlord to insure                                                       27
     Details of the Insurance                                                 28
     Payment of Insurance Rent                                                29
     Suspension of Rent                                                       29

     Reinstatement and termination if prevented                               30
     Tenant's insurance covenants                                             33

The Guarantor's Covenants                                                     35

Provisos                                                                      35
     Re-entry                                                                 35
     Party walls                                                              37
     Covenants relating to adjoining premises                                 37
     Disputes with adjoining occupiers                                        37
     Effect of waiver                                                         38
     Rights easements etc.                                                    38
     Accidents                                                                38
     Perpetuity period                                                        38
     Exclusion of use warranty                                                39
     Entire understanding                                                     39
     Representations                                                          39
     Licences etc under hand                                                  39
     Tenant's property                                                        39
     Compensation on vacating                                                 40
     Service of notices                                                       40
     Stamp Duty Certificate                                                   41
     Break Clause                                                             41

THE FIRST SCHEDULE                                                            43
     The Premises                                                             43

THE SECOND SCHEDULE                                                           44
     Appurtenant Rights                                                       44

THE THIRD SCHEDULE                                                            45
     Exceptions and Reservations                                              45

THE FOURTH SCHEDULE                                                           47
     Rent and Rent Review                                                     47

THE FIFTH SCHEDULE                                                            53
     User Covenants                                                           53

THE SIXTH SCHEDULE                                                            54
     The Guarantor's Covenants                                                54

THE SEVENTH SCHEDULE                                                          56
     Service Charge                                                           56

THIS LEASE is made the 14th day of February 1997.

BETWEEN:

(1) KENBURGH LAND & PROPERTIES LIMITED whose registered office is at 7 High Street, Bishops Stortford, Hertfordshire (Company Number 13532) ("the Landlord")

(2) TCSI CORPORATION registered in England and Wales as a branch of an overseas company (Company Number FC019158 and Branch Number BRN03395 whose registered office is at 9 Lower Brook Street, Ipswich, Suffolk in England and Wales ("the Tenant")

1.  Particulars

    "BUILDING"                ALL THAT land and buildings known Suffolk House
                              Fordham Road Newmarket shown for the purpose of identification only edged with a thick black line on the Plan


    "CONTRACTUAL TERM"        10 years commencing on 14th day of February 1997


    "DECORATING YEARS"        2002 and the last year of the Contractual Term


"INITIAL RENT"                For the period commencing on the first day of the
                              Contractual Term and ending on 13th of June
                              1997 a peppercorn and thereafter (subject to the provisions for the review of the rent) pound sterling 39,500.00 (Thirty Nine Thousand Five
                              Hundred Pounds) per year

    "SERVICE CHARGE"          The service charge payable in accordance with the
                              Seventh Schedule

    "INTEREST RATE"           4% per year above the base lending rate of Lloyds
                              Bank PLC or such other bank as the Landlord may from time to time nominate in writing

    "PERMITTED USER"          Offices or such use that falls within Class B1 of
                              the schedule to the Town and Country Planning (Use
                              Classes) Order 1987 (to which the provisions of clause 3.14 shall not apply) as the Landlord shall from time to time approve such approval not to be unreasonably withheld or delayed


    "PREMISES"                The First Floor of the Building more particularly
                              defined in the First Schedule


    "RENT COMMENCEMENT DATE"  The date of commencement of the Contractual Term


    "RENT PAYMENT DATES"      29th September, 25th December, 25th March and 24th
                              June

    "REVIEW DATE"             14th February 2002

2.  DEFINITIONS

    2.1 For all purposes of this lease the terms defined in clauses 1 and 2 and the Seventh Schedule have the meanings specified

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    2.2    'the Accountant' means any suitably professionally qualified person or firm appointed by the Landlord (including an employee of the Landlord or a Group Company) to perform any of the functions of the Accountant under the lease

    2.3 'Adjoining Property' means any neighbouring or adjoining land or premises (excluding the remainder of the Building) in which the Landlord or a Group Company has a freehold or leasehold interest or in which during the Term the Landlord or a Group Company shall have acquired a freehold or leasehold interest

    2.4 'Common Parts' means the pedestrian ways forecourts car parks landscaped areas entrance halls landings lifts lift shafts staircases passages and any other areas in the Building which are from time to time during the Term provided by the Landlord for common use and enjoyment by the tenants and occupiers of the building and all persons expressly or by implication authorised by them

    2.5 'Group Company' means a company that is a member of the same group as the Landlord within (or the Tenant for the purposes of clauses 5.9.10 and 9.17) the meaning of Section 42 of the 1954 Act

    2.6 'the Guarantor's Covenants' mean the covenants set out in the Sixth Schedule and which are entered into by the Guarantor with the Landlord and without the need for express assignment with all its successors in title

    2.7    'the Insurance Rent' means:

           2.7.1 the proportion reasonably attributable to the Premises (based upon the ratio which the net lettable floor area of the Premises bears to the net lettable floor area of the building) of the sums which the Landlord shall from time to time properly pay by way of premium (such proportion to be determined from time to time by the Surveyor acting as an expert and not as an arbitrator):



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

                      2.7.1.1 for insuring the Building (including insuring for two years loss of Rent)

                      2.7.1.2 and for insuring in such amount and on such terms as the Landlord shall consider appropriate against all liability of the Landlord to third parties arising out of or in connection with any matter including or relating to the Building

           2.7.2 all of any increased premium payable by reason of any act or omission of the Tenant

2.8 'Insured Risks' means fire lightning explosion aircraft (including articles dropped from aircraft) riot civil commotion malicious persons earthquake storm tempest flood bursting and overflowing of water pipes tanks and other apparatus and impact by road vehicles and such other risks as the Landlord from time to time in its absolute discretion may think fit to insure against

2.9 'Interest means interest during the period from the date on which the payment is due to the date of payment both before and after any judgment at the Interest Rate then prevailing or should the base rate referred to in the definition of Interest Rate cease to exist such other rate of interest as is most closely comparable with the Interest Rate to be agreed between the parties or in default of agreement to be determined by the Accountant acting as an expert and not as an arbitrator

2.10       'the 1954 Act' means the Landlord and Tenant Act 1954

2.11 'Other Buildings' means any building or buildings now or at any time during the Term erected on the Adjoining Property

2.12 'Pipes' means all pipes sewers drains mains ducts conduits gutters watercourses


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
           wires cables channels flues and all other conducting media and includes any fixings louvres cowls and any other ancillary apparatus

2.13       'the Plan' means the plan annexed to this lease

2.14 'the Planning Acts' means the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 and the Planning and Compensation Act 1991

2.15 'Rent' means the Initial Rent and rent ascertained in Accordance with the Fourth Schedule and such term includes neither the Service charge nor the Insurance Rent but the term 'rents' includes Rent Service Charge and the Insurance Rent

2.16 'Retained Parts' means all parts of the Building not let or constructed or adapted for letting including (but without prejudice to the generality of the above):

           2.16.1     the Common Parts

           2.16.2 any staff rooms and storage premises used in connection with the provision of services for the Building

           2.16.3 all Pipes equipment and apparatus on or serving the Building (except such as are within and solely serve the Premises or another part of the Building which is let or constructed or adapted for letting)

           2.16.4 all parts of the main structure walls foundations and roofs of the Building (except such as are included in the Premises or would be included in the premises demised by the leases of all the other parts of the Building if let upon the same terms as this lease)

     2.17 'Surveyor' means any suitably professionally qualified person or firm appointed by or acting for the Landlord to perform any of the functions of the Surveyor under this lease (including an employee of the Landlord or a Group Company and including also the person or firm appointed by the Landlord to collect the rents)

     2.18  'the User Covenants' means the covenants set out in the Fifth
           Schedule

3.   INTERPRETATION

     3.1 The expressions the 'Landlord' and the 'Tenant' wherever the context so admits include the person for the time being entitled to the reversion immediately expectant on the determination of the Term and the Tenant's successors in title respectively and any reference to a superior landlord includes the Landlord's immediate reversioner (and any superior landlords) at any time

     3.2 Where the Landlord the Tenant or the Guarantor for the time being are two or more persons obligations expressed or implied to be made by or with such party are deemed to be made by or with such persons jointly and severally

     3.3 Words importing one gender include all other genders and words importing the singular include the plural and vice versa

     3.4 The expression 'Guarantor' includes not only the person referred to at (3) above (if any) but also any person who enters into covenants with the Landlord in respect of obligations or liabilities arising out of or in connection with this Lease and/or and dealing with the Premises (in whole or part)

     3.5 References to the 'Premises' in the absence of any provision to the contrary include any part of the Premises

     3.6 The expression the 'Term' includes the Contractual Term and any period of holding-over or extension or continuance of the Contractual Term whether by statue or common law

3.7 References to 'the last year of the Term' include the last year of the Term if the Term shall determine otherwise than by effluxion of time and references to 'the expiration of the Term' include such other determination of the Term

3.8 References to any right of the Landlord to have access to the Premises shall be construed as extending to any superior landlord and any mortgagee of the Premises and to all persons authorised by the Landlord and any superior landlord or mortgagee (including agents professional advisers contractors workmen and others) where such superior lease or mortgage grants such rights of access to the superior landlord or mortgagee

3.9 Any covenant by the Tenant not to do an act or thing shall be deemed to include an obligation not to permit or suffer such act or thing to be done by another person where the Tenant is aware that such act or thing is being done

3.10 Any provisions in this lease relating to the consent or approval of the Landlord shall be construed as also requiring the consent or approval of any mortgagee of the Premises and any superior landlord where such consent or approval shall be required and the landlord shall (after it has where required given its consent in principle under the terms of this lease) use all reasonable endeavours to obtain such consent or approval with all due expedition but nothing in this lease shall be construed as implying that any obligation is imposed upon any mortgagee or any superior landlord not unreasonably to refuse any such consent or approval

3.11 References to 'consent of the Landlord' or words to similar effect mean a consent in writing signed by or on behalf of the Landlord and to 'approved' and 'authorised' or words to similar effect mean (as the case may be) approved or authorised in writing by or on behalf of the Landlord.



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

3.12 The terms 'the parties' or 'party' mean the Landlord and/or the Tenant but except where there is an express indication to the contrary exclude the guarantor

3.13 'Development' has the meaning given by the Town and Country Planning Act 1990 Section 55

3.14 Any references to a specific statue include any statutory extension or modification amendment or re-enactment of such statute and any regulations or orders made under such statue and any general reference to 'statute' or 'statutes' includes any regulation or orders made under such statue or statues

3.15 References in this lease to any clause sub-clause or Schedule without further designation shall be construed as a reference to the clause sub-clause or Schedule to this lease so numbered

3.16 The clause paragraph and Schedule headings and the table of contents do no form part of this lease and shall not be taken into account in its construction or interpretation

4.  DEMISE

    The Landlord demises to the Tenant the Premises TOGETHER with the rights specified in the Second Schedule EXCEPTING AND RESERVING to the Landlord the rights specified in the third Schedule TO HOLD the premises to the Tenant for the contractual Term SUBJECT to all matters contained in or referred to in the Landlord's freehold title number SK155551 and all rights easements privileges restrictions covenants and stipulations of whatever nature affecting the Premises YIELDING AND PAYING to the Landlord

    4.1 The Rent payable together with any Value Added Tax thereon (if applicable) without any deduction (except where lawfully made pursuant to statute) by equal quarterly payments in advance on the Rent Payment Dates in every year and proportionately for any period of less than a year the first such payment being a proportionate sum in respect of the period from and including the Rent Commencement Date to and including the day before the Rent Payment Date next after the Rent Commencement Date to be paid on the date of this lease and

4.2 By way of further rent the Insurance Rent payable on demand in accordance with clause 7 and the Service Charge payable in accordance with the Seventh Schedule and any Value Added Tax payable hereunder

5.  THE TENANT'S COVENANTS

    The Tenant covenants with the Landlord:

5.1 RENT:

    5.1.1 to pay the rents on the days and in the manner set out in this lease and not to exercise or seek to exercise any right or claim to withhold rent or any right or claim to legal or equitable set-off

    5.1.2 if so required in writing by the Landlord to make such payments by banker's order or credit transfer to any bank and account that the Landlord may from time to time nominate

5.2 OUTGOINGS AND VAT:

    To pay and to indemnify the Landlord against:

    5.2.1 all rates taxes assessments duties charges impositions and outgoings which are now or during the Term shall be charged assessed or imposed upon the Premises or upon the owner or occupier of them excluding any payable by the Landlord occasioned by receipt of the rents or by any disposition of dealing with or ownership of any interest reversionary to the interest created by this lease and if the Landlord shall suffer any loss of rating relief which may be applicable to empty premises after the end of the Term by reason of such relief being allowed to the Tenant in respect of any period before the end of the Term to make good such loss to the Landlord, and

    5.2.2 VAT (or any tax of a similar nature that may be substituted for it or levied in addition to it) chargeable in respect of any payment made by the Tenant under any of the terms of or in connection with this lease or in respect of any payment made by the Landlord where the Tenant agrees in this lease to reimburse the Landlord for such payment

5.3 ELECTRICITY GAS AND OTHER SERVICES CONSUMED:

    To pay to the suppliers and to indemnify the Landlord against all charges for electricity gas and other services consumed or used at or in relation to the Premises (including meter rents)

5.4 REPAIR CLEANING DECORATION ETC:

    5.4.1 To repair the Premises and keep them in repair excepting damage caused by an Insured Risk or damage arising out of any inherent defect in the Building other than where the insurance money is irrecoverable in consequence of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant's authority

    5.4.2 To replace from time to time the Landlord's fixtures and fittings in the Premises which may be or become beyond repair at any time during or at the expiration of the Term

    5.4.3 To clean the Premises and keep them in a clean condition and to clean both sides of the doors and door frames and the inside of the windows and window frames in the Premises as often as is reasonably necessary but in any event (and without prejudice to the generality of the foregoing) at least once in every three months

    5.4.4 Not to cause the Common Parts or any other land roads or pavements adjoining the Building to be untidy or in a dirty condition and in particular (but without prejudice to the generality of the above) not to deposit on them refuse or other materials

    5.4.5 In each of the Decorating Years to redecorate the Premises in a good and workmanlike manner and with appropriate materials of good quality to the reasonable satisfaction of the Surveyor any change of tints colours and patterns of such decoration to be approved by the Landlord such approval not to be unreasonably withheld or delayed provided that the covenants relating to the last year of the Contractual Term shall not apply where the Tenant shall have performed the obligation in question less than 18 months prior to the expiry of the Contractual Term


5.5 WASTE AND ALTERATIONS

    5.5.1  Not to:

           5.5.1.1    commit any waste

           5.5.1.2   make any addition to the Premises

           5.5.1.3   unite the Premises with any adjoining premises

           5.5.1.4 make any alteration to the Premises save as permitted by the following provisions of this clause

5.5.2 Not to make internal non-structural alterations to the Premises without:

           5.5.2.1 obtaining and complying with all necessary consents of any competent authority and paying all charges of any such authority in respect of such consents

           5.5.5.2 making an application to the Landlord supported by drawings and where appropriate a specification in duplicate prepared by an architect (who shall supervise the work throughout to completion)

           5.5.2.3 paying the fees of the Landlord any superior landlord any mortgagee and their respective professional advisers and

           5.5.2.4 entering into such covenants as the Landlord may reasonably require as to the execution and reinstatement of the alterations and in the case of any works of a substantial nature the Landlord may require prior to the commencement of such works the provision by the Tenant of adequate security in the form of a deposit of money or the provision of a bond as assurance to the Landlord that any works which may from time to time be permitted by the Landlord shall be fully completed

           PROVIDED THAT the Landlord's consent shall not be required to the erection and removal of internal demountable partitioning PROVIDED THAT such partitioning complies with the obligations contained in clauses 5.7.3 and 5.12.1 of this Lease

    5.5.3 Unless otherwise directed in writing by the Landlord to remove any additional buildings additions alterations or improvements made to the Premises at the expiration of the Term and to make good any part or parts of the Premises which may be damaged by such removal

    5.5.4 Not to make connection with the Pipes that serve the Premises otherwise than in accordance with plans and specifications approved by the Landlord such approval not to be unreasonably withheld or delayed subject to the Tenant's having previously obtained consent to make such connection from the competent statutory authority or undertaker

5.6 AERIALS SIGNS AND ADVERTISEMENTS

    5.6.1 Not to erect any pole mast or wire (whether in connection with telegraphic telephonic radio or television communication or otherwise) upon the Premises

    5.6.2 Not to affix to or exhibit on the outside of the Premises or to or through any window of the Premises nor display anywhere on the Premises any placard sign notice fascia board or advertisement except any sign permitted by virtue of any consent given by the Landlord pursuant to a covenant contained in this lease

5.7 STATUTORY OBLIGATIONS

    5.7.1 At the Tenant's own expense to execute all works and provide and maintain all arrangements upon or in respect of the premises or the use to which the Premises are being put that are required in order to comply with the requirements of any statute (already or in the future to be passed) or any government department, local authority other public or competent authority or court of competent jurisdiction regardless of whether such requirements are imposed on the lessor the lessee or the occupier

    5.7.2 Not to do in or near the Premises any act or thing by reason of which the Landlord may under any statute incur have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses

    5.7.3 Without prejudice to the generality of the above to comply in all respects with the provisions of any statues and any other obligations imposed by law or by any byelaws applicable to the Premises or in regard to carrying on the trade or business for the time being carried on the Premises

5.8 ACCESS OF LANDLORD AND NOTICE TO REPAIR

    5.8.1 To permit the Landlord at reasonable times and (except in cases of emergency) upon prior reasonable notice in writing:

           5.8.1.1 to enter upon the Premises for the purpose of ascertaining that the covenants and conditions of this lease have been observed and performed

           5.8.1.2 to view (and to open up floors and other parts of the premises where such opening-up is essential in order to view) the state of repair and condition of the Premises and

           5.8.1.3 to give to the Tenant (or leave upon the Premises) a notice specifying any repairs cleaning maintenance or painting that the Tenant has failed to execute in breach of the terms of this lease and to request the tenant as soon as reasonably practicable (except in the case of emergency when the Tenant shall execute the same immediately) to execute the same including the making good of such opening-up (if any)

           PROVIDED THAT any such opening-up shall be made good by and at the cost of the Landlord where such opening-up reveals no breaches of the terms of this lease

           PROVIDED ALWAYS THAT in exercising the rights hereunder the Landlord shall use reasonable endeavours to ensure that there is as little disruption and interference to the Tenant's business as is reasonably possible

    5.8.2 If within two months of the service of such a notice the Tenant shall not have commenced and be proceeding diligently with the execution of the work referred to in the notice or shall fail to complete the work within three months to permit the Landlord to enter the Premises to execute such work as may be necessary to comply with the notice and to pay to the Landlord the cost of so doing and all expenses incurred by the Landlord (including legal costs and surveyors fees) on written demand

5.9 ALIENATION

    5.9.1 Not to hold on trust for another or (save pursuant to a transaction permitted by and effected in accordance with the provisions of this lease) part with the possession of the whole or any part of the Premises or permit another to occupy the whole or any part of the Premises

    5.9.2 Not to assign underlet or charge part only of the Premises except as permitted clause 5.9.4

    5.9.3 Not to assign underlet or charge the whole of the Premises without the prior consent of the Landlord such consent not to be unreasonably withheld or delayed on condition that in the case of an assignment the Tenant enters into an authorised guarantee agreement in the form provided for in the sixth Schedule in respect of the assignee's liabilities pursuant to the Landlord and Tenant 9covenants) Act 1995 section 16, the condition being imposed for the purpose of the Landlord and Tenant Act 1927 section 19(1A)

    5.9.4 Not to underlet part of the Premises other than one part thereof comprising not more than 40% of the area of the Premises by one underletting subject to the consent of the Landlord (such consent not to be unreasonably withheld or delayed) and subject to such underletting being granted so as to exclude the security provisions of the 1954 Act by way of an order granted pursuant to s.38 of the 1954 Act

    5.9.5 Prior to any permitted assignment to procure that the assignee enters into direct covenants with the Landlord to perform and observe all the Tenant's covenants and all other provisions during the residue of the Term

    5.9.6 On a permitted assignment to a limited company and if the Landlord shall so reasonably require to procure that at least two directors of the company or some other guarantor or guarantors acceptable to the Landlord enter into direct covenants with the Landlord in the form of the Guarantor's Covenants

    5.9.7 That each and every permitted underlease shall be granted without any fine or premium at a rent not less than the then open market rental value of the Premises or that part of the Premises to be underlet or the Rent (apportioned if only part of the Premises are underlet) then being paid (whichever shall be the greater) such rent being payable in advance on the days on which Rent is payable under this lease and shall contain provisions approved by the Landlord:

           5.9.7.1 for the upwards only review of the rent reserved by such underlease on the basis and on the date on which the Rent is to be reviewed in this lease

           5.9.7.2 prohibiting the undertenant from doing or allowing any act or thing in relation to the underlet premises inconsistent with or in breach of the provisions of this lease

           5.9.7.3 for re-entry by the underlandlord on breach of any covenant by the undertenant

           5.9.7.4 imposing an absolute prohibition against all dispositions of or other dealings whatever with the Premises other than an assignment of the whole

           5.9.7.5 prohibiting any assignment of the whole without the prior consent of the Landlord under this lease (such consent not to be unreasonably withheld or delayed) and providing that on any assignment the assigning undertenant enters into an authorised guarantee agreement with the underlandlord in respect of the liabilities of the assignee

           5.9.7.6 prohibiting the undertenant form permitting another to occupy the whole or any part of the Premises (otherwise than as permitted in this clause 5.9)

           5.9.7.7 imposing in relation to any permitted assignment the same obligations for registration with the Landlord as are contained in this lease in relation to dispositions by the Tenant

    5.9.8 That on the occasion of the grant of any underlease and on any assignment of any underlease the Tenant procures that the undertenant enters into a covenant directly with the Landlord to observe and perform the covenants in this Lease (other than the covenant to pay rent) (so far as applicable in the case of an underletting of part to the underlet part)

    5.9.9 To enforce the performance and observance by every such undertenant of the provisions of the underlease and not at any time either expressly or by implication to waive any breach of the covenants or conditions on the part of any undertenant or assignee of any underlease nor (without the consent of the Landlord such consent not to be unreasonably withheld or delayed) to vary the terms or accept a surrender of any permitted underlease

    5.9.10 Notwithstanding clause 5.9.1 the Tenant may share the occupation of the whole or any part of the Premises with a Group Company so long as such company remains a Group Company and otherwise than in a manner that transfers or creates a legal estate and provided that the Tenant gives the Landlord notice forthwith of the commencement or termination of any sharing

    5.9.11 Within 10 days of any assignment charge underlease or sub-underlease or any transmission or other devolution relating to the Premises to produce for registration with the Landlord's solicitor two certified copies of such deed or document and to pay the Landlord's solicitors reasonable charges for the registration of every such document

5.10 NUISANCE ETC AND RESIDENTIAL RESTRICTIONS

     5.10.1 Not to do nor allow to remain upon the Premises anything which may be or become or cause a nuisance annoyance disturbance inconvenience injury or damage to the Landlord or its tenants or the owners or occupiers of adjacent or neighbouring premises

     5.10.2 Not to use the Premises for a sale by auction or for any dangerous noxious noisy or offensive trade business manufacture or occupation nor for any illegal or immoral act or purpose

     5.10.3 Not to use the premises as sleeping accommodation or for residential purposes nor keep or allow any animal reptile or bird anywhere on the Premises

5.11 LANDLORD'S COSTS

     To pay to the Landlord all costs fees charges disbursements and expenses (including without prejudice to the generality of the above those payable to counsel solicitors surveyors and bailiffs) properly and reasonably incurred by the Landlord in relation to or incidental to:

     5.11.1 every application made by the Tenant for a consent or licence of this lease whether such consent or licence is granted or refused or proffered subject to any lawful qualification or condition or whether the application is withdrawn

     5.11.2 the preparation and service of a notice under the Law of Property Act 1925 Section 146 or incurred in proceedings under Sections 146 or 147 of that Act notwithstanding that forfeiture is avoided otherwise than by relief granted by the court

     5.11.3 any breach by the Tenant of any covenant contained in this lease whether for the payment of rents or otherwise whatsoever

     5.11.4 any steps (the Landlord acting reasonably) taken in contemplation of or in connection with the preparation and service of a Schedule of dilapidations during or within 4 months after the expiration of the Term but if after the expiration of the Term only in respect of wants of repair occurring during the Term

5.12 THE PLANNING ACTS

     5.12.1 Not to commit any breach of planning control (such term to be construed as it is used in the Planning Acts) and to comply with the provisions and requirements of the Planning Acts that affect the Premises whether as to the Permitted User or otherwise and to indemnify (both during or following the expiration of the Term) and keep the Landlord indemnified against all liability whatsoever including costs and expenses in respect of any contravention

     5.12.2 At the expense of the Tenant to obtain all planning permissions and to serve all such notices as may be required for the carrying out of any operations or user on the Premises which may constitute Development provided that no application for planning permission shall be made without the previous consent of the Landlord such consent not to be unreasonably withheld or delayed in any case where the application for and implementation of such planning permission will not create or give rise to any tax or other fiscal liability for the Landlord or where the Tenant indemnifies the Landlord against such liability

     5.12.3 Subject only to any statutory direction to the contrary to pay and satisfy any charge or levy that may subsequently be imposed under the Planning Acts in respect of the carrying out or maintenance of any such operations or the commencement or continuance of any such user

     5.12.4 Notwithstanding any consent which may be granted by the Landlord under this lease not to carry out or make any alteration or addition to the Premises or any change of use until:

            5.12.4.1 all necessary notices under the Planning Acts have been served and copies produced to the Landlord

            5.12.4.2 all necessary permissions under the Planning Acts have been obtained and produced to the Landlord and

            5.12.4.3 the Landlord has acknowledged that every necessary planning permission is acceptable to it such acknowledgement not to be unreasonably withheld the Landlord being entitled to refuse to acknowledge its acceptance of a planning permission on the grounds that any condition contained in it or anything omitted from it or the period referred to in it would or might be prejudicial to the Landlord's interest in the Premises the building or any Adjoining Property whether during or following the expiration of the Term

     5.12.5 Unless the Landlord shall otherwise direct to carry out and complete before the expiration of the Term:

            5.12.5.1 any works stipulated to be carried out to the Premises by a date subsequent to such expiration as a condition of any planning permission granted for any Development begun before the expiration of the Term and

            5.12.5.2 any Development begun upon the Premises in respect of which the Landlord shall or may be or become liable for any charge or levy under the Planning Acts

    5.12.6 In any case where a planning permission is granted subject to conditions and if the Landlord reasonably so requires to provide security for the compliance with such conditions and not to implement the planning permission until security has been provided

5.13 PLANS DOCUMENTS AND INFORMATION

    5.13.1 To produce to the Landlord or the Surveyor all plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this lease have been complied with

    5.13.2 To furnish to the Landlord the Surveyor or any person acting as the third party determining the Rent in default of agreement between the parties under any provision for rent review contained in this lease such information as may reasonably be requested in writing in relation to any pending or intended step under the 1954 Act or the implementation of any provisions for rent review

5.14  INDEMNITIES

      To be responsible for and to keep the Landlord fully indemnified against all damage damages losses costs expenses actions demands proceedings claims and liabilities made against or suffered or incurred by the Landlord arising directly or indirectly out of:

      5.14.1 any act omission or negligence of the Tenant or any persons at the Premises expressly or impliedly with the Tenant's authority or

      5.14.2 any breach or non-observance by the Tenant of the covenants conditions or other provisions of this lease or any of the matters to which this demise is subject

5.15   RELETTING BOARDS

       To permit the Landlord at any time during the last 6 months of the Contractual Term and at any time thereafter unless the Tenant shall have made a valid court application under Section 24 of the 1954 Act or otherwise be entitled in law to remain in occupation or to a new tenancy of the Premises to enter upon the Premises and affix and retain anywhere upon the exterior of the Premises a notice for reletting the Premise and during such period to permit persons with the written authority of the Landlord or its agent at reasonable times of the day to view the Premises

5.16   ENCROACHMENTS

      5.16.1 Not to stop up darken or obstruct any windows or light belonging to the Premises save temporarily during the course of repair

      5.16.2 To take all reasonable steps to prevent any new window light opening doorway path passage pipe or other encroachment or easement being made or acquired in against out of or upon the Premises and to notify the Landlord immediately upon becoming aware of the same if any such encroachment or easement shall be made or acquired (or attempted to be made or acquired) and at the request of the Landlord to adopt such means as shall be reasonably required to prevent such encroachment or the acquisition of any such easement

5.17  YIELD UP

      At the expiration of the Term:

      5.17.1 to yield up the Premises in repair and in accordance with the terms of this lease

      5.17.2  to give up all keys of the Premises to the Landlord and

      5.17.3 to remove all signs erected by the Tenant in upon or near the Premises or the Building and immediately to make good any damage caused by such removal

5.18  INTEREST ON ARREARS

      5.18.1 If the Tenant shall fail to pay the rents or any other sum due under this lease within 14 days of the date due (whether formally demanded or not in the case Rent) the Tenant shall pay to the Landlord Interest on the rents or other sum from the date when they were due to the date on which they are paid and such Interest shall be deemed to be rents due to the Landlord

      5.18.2 Nothing in the preceding clause shall entitle the Tenant to withhold or delay any payment of the rents or any other sum due under this lease after the date upon which they fall due or in any way prejudice affect or derogate from the rights of the Landlord in relation to such non-payment including (but without prejudice to the generality of the above) under the provision for re-entry contained in this lease

5.19  STATUTORY NOTICES ETC

      To give full particulars to the Landlord of any notice direction order or proposal for the Premises made given or issued to the Tenant by any local or public authority within 7 days of receipt and if so required by the Landlord to produce it to the Landlord and without delay to take all necessary steps to comply with the notice direction or order and at the request and cost of the

       Landlord to make or join with the Landlord in making such objection or representation against or in respect of any notice direction order or proposal as the Landlord shall deem expedient and where the Tenant reasonably considers that any such objections or representations are in its best interests or those of any undertenant

5.20   KEYHOLDERS

       To ensure that at all times the Landlord has and the local Police force has written notice of the name home address and home telephone number of at least 2 keyholders of the Premises

5.21   SALE OF REVERSION ETC

       To permit upon reasonable notice at reasonable times of the day during the Term prospective purchasers of or agents instructed in connection with the sale of the Landlord's reversion or of any other interest superior to the Term to view the Premises without interruption provided they are authorised in writing by the Landlord or its agents

5.22   DEFECTIVE PREMISES

       Immediately upon becoming aware of the same (or when the Tenant ought reasonably to have become aware of the same) to give notice to the Landlord of any defect in the Premises which might give rise to an obligation on the Landlord to do or refrain from doing any act or thing in order to comply with the provisions of this lease or the duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 or otherwise and at all times to display all notices which the Landlord may from time to time require to be displayed at the Premises

5.23   NEW GUARANTOR

       Within 14 days of the death during the Term of any personal guarantor or of such person becoming bankrupt or having a receiving order made against him or having a receiver appointed under the Mental Health Act 1983 or being a company passing a resolution to wind up or entering into liquidation or having a receiver appointed to give notice of this to the Landlord and if so required by the Landlord by notice to the Tenant given within 60 days to procure some other person acceptable to the Landlord such acceptance not to be unreasonably withheld to execute a guarantee in respect of the Tenant's obligations contained in this lease in the form of the Guarantor's Covenants

5.24   LANDLORD'S RIGHTS

       To permit the Landlord at all times during the Term to exercise without interruption or interference any of the rights granted to it by virtue of the provisions of this lease

5.25   THE USER COVENANTS AND THE SERVICE CHARGE

       5.25.1 to observe and perform the User Covenants

       5.25.2 to observe and perform its obligations contained in the Seventh Schedule


6.     THE LANDLORD'S COVENANTS

       The Landlord covenants with the Tenant:

6.1    QUITE ENJOYMENT

       To permit the Tenant peaceably and quietly to hold and enjoy the Premises without any interruption or disturbance from or by the Landlord or any person claiming under or in trust for the Landlord

6.2    OBSERVE AND PERFORM OBLIGATIONS

       To observe and perform its obligations contained in the Seventh Schedule and that the Landlord shall make up from its own monies any portion of the gross Annual Expenditure which would be fairly paid by an occupier of any part of the building intended to be let but for such part being void or unlet

6.3    OTHER LEASES

       To use its reasonable endeavours to enforce the covenants on the part of the tenants contained in other leases of the Building

7.     INSURANCE

       7.1 Warranty re convictions

       The Tenant warrants that prior to the execution of this lease it has disclosed to the Landlord in writing any conviction judgement or finding of any court or tribunal relating to the Tenant (or any director other officer or major shareholder of the Tenant) of such a nature as to be likely to affect the decision of any insurer or underwriter to grant or to continue insurance of any of the Insured Risks

7.2    LANDLORD TO INSURE

       The Landlord covenants with the Tenant:

      7.2.1 to insure the building unless such insurance shall be vitiated by any act of the tenant or by anyone at the Premises expressly or by implication with the Tenant's authority

      7.2.2 to produce to the Tenant within a reasonable period of time following demand by the Tenant a copy of the policy and the last premium renewal receipt or other good evidence and detail of the terms of the policy

      7.2.3 to notify the Tenant of any change in the risks covered by the policy from time to time

      7.2.4 to use its reasonable endeavours to procure either that the interest of the Tenant and any undertenant and its or their mortgagees are noted or endorsed on the policy or that the insurers issue a waiver of subrogation rights as regards the Tenant any undertenant and its or their mortgagees

      7.2.5 not to do anything that causes the policy to become void or voidable whether wholly or in part

7.3   DETAILS OF THE INSURANCE

      Insurance shall be effected:

      7.3.1 in such reputable insurance office or with such underwriters and through such agency as the Landlord may from time to time decide

      7.3.2   for the following sums:

              7.3.2.1 such sum as the Landlord shall from time to time be advised by the surveyor as being the full cost of rebuilding and reinstatement including architects' surveyors' and other professional fees payable upon any applications for planning permission or other permits or consents that may be required in relation to the rebuilding or reinstatement of the Building the cost of debris removal demolition site clearance any works that may be required by statue and incidental expenses and

               7.3.2.2 the loss of Rent and Service Charge payable under this lease from time to time (having regard to any review of Rent which may become due under this lease) for two years or such longer period as the Landlord may from time to time reasonably deem to be necessary for the purposes of the planning and carrying out the rebuilding or reinstatement

        7.3.3 against damage or destruction by the Insured Risks to the extent that such insurance may ordinarily be arranged for properties such as the Building with an insurer of repute and subject to such excesses exclusions or limitations as the insurer may require

7.4     PAYMENT OF INSURANCE RENT

        The Tenant shall pay the Insurance Rent on the date of this lease for the period from and including the Rent Commencement Date to the day before the next policy renewal date and subsequently the Tenant shall pay the Insurance Rent on demand and (if so demanded) in advance but not more than 2 months in advance of the policy renewal date

7.5     SUSPENSION OF RENT

        7.5.1   if and whenever during the Term:

                7.5.1.1 the Building or any part of the Building or its
                        essential accesses or services are damaged or destroyed by any of the Insured Risks (except one against which insurance may not ordinarily be arranged with an insurer of repute for properties such as the Premises unless the Landlord has in fact insured against that risk) so that the Premises or any part of them are unfit for occupation or use or inaccessible and

                7.5.1.2 to the extent that payment of the insurance money is not refused in whole or in part by reason of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant's authority the provisions of clause 7.5.2 shall have effect

        7.5.2 When the circumstances contemplated in clause 7.5.1 arise the Rent and Service Charge or a fair proportion of the Rent and Service Charge according to the nature and the extent of the damage sustained shall cease to be payable until the Building or the affected part shall have been rebuilt or reinstated so that the Premises are made fit for occupation or use or for a period equal to the period for which the Landlord has insured against loss of Rent and Service Charge whichever period is the shorter (the amount of such proportion and the period during which the Rent shall cease to be payable to be determined in the event of dispute by the Surveyor acting as an expert and not as an arbitrator)

7.6     REINSTATEMENT AND TERMINATION IF PREVENTED

        7.6.1   If and whenever during the Term:

                7.6.1.1 the Building or any part thereof or its essential
                        accesses or services are damaged or destroyed by any of the Insured Risks (except one against which insurance may not ordinarily be arranged with an insurer of repute for properties such as the Premises unless the Landlord has in fact insured against that risk) and

                7.6.1.2 the payment of the insurance money is not refused in whole or in part by reason of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant's authority the Landlord shall use all reasonable endeavours to obtain all planning permissions or other permits and consents that may be required under the Planning Acts or other statutes (if any) to enable the Landlord to rebuild and reinstate ("the Permissions")

        7.6.2 Subject to the provisions of clauses 7.6.3 and 7.6.4 the Landlord shall as soon as the Permissions have been obtained or immediately where no Permissions are required apply all money received in respect of such insurance (except sums in respect of loss of Rent) in rebuilding or reinstating the Building including essential accesses and services so destroyed or damaged making up any difference between the cost of rebuilding and reinstating and the money received out of the Landlord's own money

        7.6.3 For the purposes of this clause the expression 'Supervening Events' means:

                7.6.3.1 the Landlord has failed despite using all reasonable endeavours to obtain the Permissions

                7.6.3.2 any of the Permissions have been granted subject to a lawful condition with which in all the circumstances it would be unreasonable to expect the Landlord to comply

          7.6.3.3 some defect or deficiency in the site upon which the rebuilding or reinstatement is to take place would mean that the same could only be undertaken at a cost that would be unreasonable in all the circumstances

          7.6.3.4 the Landlord is unable to obtain access to the site for the purposes of rebuilding or reinstating

          7.6.3.5 the rebuilding or reinstating is prevented by war act of God Government action strike lock-out or

          7.6.3.6   any other circumstances beyond the control of the Landlord

7.6.4. The Landlord shall not be liable to rebuild or reinstate the Premises or the Retained Parts if and for so long as such rebuilding or reinstating is prevented by Supervening Events

7.6.5 If upon the expiry of a period of 2 years commencing on the date of the damage or destruction the Building including essential accesses and services have not been rebuilt or reinstated so that the Premises are fit for the Tenant's occupation and use either party may by notice served at any time within 6 months of the expiry of such period invoke the provisions of clause 7.6.6

7.6.6     Upon service of a notice in accordance with clause 7.6.5:

          7.6.6.1 the Term will absolutely cease but without prejudice to any rights or remedies that may have accrued to either party against the other

          7.6.6.2  all money received in respect of the insurance effected by the Landlord pursuant to this clause shall belong to the Landlord

                        7.6.6.3. refund a fair proportion of the Rent Service
                                 Charge and the Insurance Rent paid in respect of the Premises from the date of the damage or destruction

7.7     TENANT'S INSURANCE COVENANTS

        The Tenant covenants with the Landlord:

        7.7.1 to comply with all the requirements and recommendations of the insurers

        7.7.2 not to do or omit anything that could cause any policy of insurance on or in relation to the Premises to become void or voidable wholly or in part nor (unless the Tenant shall have previously notified the Landlord and have agreed to pay the increased premium) anything by which additional insurance premiums may become payable

        7.7.3 to keep the Premises supplied with such fire fighting equipment as the insurers and the fire authority may require and to maintain such equipment to their satisfaction and in efficient working order and at least once in every 12 months to cause any sprinkler system and other fire fighting equipment to be inspected by a competent person

        7.7.4. not to store or bring onto the Premises any article substance or liquid of a specially combustible inflammable or explosive nature and to comply with the requirements and recommendations of the fire authority and the insurers as to fire precautions relating to the Premises

        7.7.5 not to obstruct the access to any fire equipment or the means of escape from the Premises nor to lock any fire door while the Premises are occupied

        7.7.6 to give notice to the Landlord immediately upon becoming aware of the happening of any event which might affect any insurance policy on or relating to the Premises or upon the happening of any event against which the Landlord may have insured under this lease

        7.7.7 immediately to inform the Landlord in writing of any conviction judgement or finding of any court or tribunal relating to the Tenant (or any director other officer or major shareholder of the Tenant) of such a nature as to be likely to affect the decision of any insurer or underwriter to grant or to continue any such insurance

        7.7.8 if at any time the Tenant shall be entitled to the benefit of any insurance on the Premises (which is not effected or maintained in pursuance of any obligation contained in this lease) to apply all money received by virtue of such insurance in making good the loss or damage in respect of which such money shall have been received

        7.7.9 if and whenever during the Term the Premises or any part of them are damaged or destroyed by an Insured Risk and the insurance money under the policy of insurance effected by the Landlord pursuant to its obligations contained is this lease is by reason of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant's authority wholly or partially irrecoverable immediately in every such case (at the option of the Landlord) either:

                7.7.9.1 to rebuild and reinstate at its own expense the Premises or the part destroyed or damaged to the reasonable satisfaction and under the supervision of the surveyor the Tenant being allowed towards the expenses of so doing upon such rebuilding and reinstatement being completed the amount (if any) actually received by the Landlord in respect of such destruction or damage under any such insurance policy or

                7.7.9.2 to pay to the Landlord on demand with Interest the amount of such insurance money so irrecoverable in which even the provisions of clauses 7.5 and 7.6 shall apply

        7.7.10 if and whenever during the Term the Premises or any part of them are damaged or destroyed by an Insured Risk and the policy of insurance shall be subject to an excess in respect thereof to pay to the Landlord on demand the amount or the proportion reasonably attributable to the Premises of the excess (such proportion to be determined by the Surveyor acting as an expert and not as an arbitrator)

        7.7.11 to insure and at all times keep insured the Premises against all third party public and occupiers liability risks of the Tenant in such sum as the Landlord shall from time to time reasonably require

8.      THE GUARANTOR'S COVENANTS

        The Guarantor covenants with the Landlord to observe and perform the Guarantor's Covenants so that the Guarantor is liable whilst the Lease remains vested in the Tenant and during any extended period whilst the Tenant is bound by the Tenant Covenants herein.

9.      PROVISOS

        9.1     Re-entry

        If and whenever during the Term:

        9.1.1 the rents (or any of them or any part of them) under this lease are outstanding for 10 days after becoming due whether formally demanded or not or

        9.1.2 there is a breach by the Tenant of the Guarantor of any covenant or other term of this lease or any document expressed to be supplemental to this lease or

        9.1.3   an individual Tenant:

                9.1.3.1 becomes bankrupt or

                9.1.3.2 has an interim receiver of its property appointed or

                9.1.3.3 has a bankruptcy order made in respect of it

        9.1.4   a company Tenant:

                9.1.4.1 enters into liquidation whether compulsory or voluntary
                        (but not if the liquidation is for amalgamation or reconstruction of a solvent company) or

                9.1.4.2 has a receiver appointed

                9.1.4.3 has an administration order made in respect of it or

                9.1.4.4 has any person become entitled to exercise the powers conferred on an administrative receiver in respect of it or

                9.1.4.5 ceases to exist or is struck off the register of
                        companies.

        9.1.5 the Tenant enters into an arrangement for the benefit of its creditors or

        9.1.6.  the Tenant has any distress or execution levied on its goods the Landlord may re-enter the Premises (or any part of them in the name of the whole) at any time (and even if any previous right of re-entry has been waived) and then the Term will absolutely cease but without prejudice to any rights or remedies which may have accrued to the Landlord against the Tenant or the Guarantor in respect of any breach of covenant or other term of this lease (including the breach in respect of which the reentry is made)

9.2     PARTY WALLS

        The internal non-load bearing walls that divide the Premises from other parts of the Building shall be deemed to be party walls within the meaning of the Party Wall etc Act 1996 and shall be maintained at the equally shared expense of the Tenant and the other respective estate owners.

9.3     COVENANTS RELATING TO ADJOINING PREMISES

        Nothing contained in or implied by this lease shall give the Tenant the benefit of or the right to enforce or to prevent the release or modification of any covenant agreement or condition entered into by any tenant of the Landlord in respect of any other part of the Building or the Adjoining Property.

9.4     DISPUTES WITH ADJOINING OCCUPIERS

        If any dispute arises between the Tenant and the tenants or occupiers of other parts of the Building or the Adjoining Property as to any easement right or privilege in connection with the use of the Premises and any other part of the

        Building or Adjoining Property or as to any boundary structures separating the Premises from any other property it shall be decided by the Landlord or in such manner as the Landlord shall direct

9.5     EFFECT OF WAIVER

        Each of the Tenants covenants shall remain in full force both at law and in equity notwithstanding that the Landlord shall have waived or released temporarily any such covenant or waived or released temporarily or permanently revocably or irrevocably and similar covenant or covenants affecting any other part of the Building or the Adjoining Property


9.      RIGHTS EASEMENTS ETC.

        The operation of the Law of Property Act 1925 Section 62 shall be excluded from this lease and the only rights granted to the Tenant are those expressly set out in this lease and the Tenant shall not by virtue of this lease be deemed to have acquired or be entitled to and the Tenant shall not during the Term acquire or become entitled by any means whatever to any easement from or over or affecting any other part of the Building or the Adjoining Property

9.7     ACCIDENTS

        The Landlord shall not be responsible to the Tenant or to anyone at the Premises or the Building expressly or by implication with the Tenant's authority for any accident happening or injury suffered or for any damage to or loss of any chattel sustained in the Premises or the Building except where such injury damage or loss is caused as a result of a breach of any of the Landlord's covenants herein contained.

9.8     PERPETUITY PERIOD

        The perpetuity period applicable to this lease shall be 80 years from the commencement of the Contractual Term and whenever in this lease either party is granted a future interest there shall be deemed to be included in respect of every such grant a provision requiring that future interest to vest within the stated period and for it to be void for remoteness if it shall not have so vested.

9.9     EXCLUSION OF USE WARRANTY

        Nothing in this lease or in any consent granted by the Landlord under this lease shall imply or warrant that the Premises may lawfully be used under the Planning Acts for the purpose authorised in this lease (or any purpose subsequently authorised)

9.10    ENTIRE UNDERSTANDING

        This lease embodies the entire understanding of the parties relating to the Premises and to all the matters dealt with by any of the provisions of this lease

9.11    REPRESENTATIONS

        The tenant acknowledges that this lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord


9.12    LICENCES ETC UNDER HAND

        Whilst the Landlord is a limited company or other corporation all licences consents approvals and notices required to be given by the Landlord shall be sufficiently given if given under the hand of a director the secretary or other duly authorised officer of the Landlord

9.13    TENANT'S PROPERTY

        If after the Tenant has vacated the Premises on the expiry of the Term any property of the Tenant remains in or on the Premises and the Tenant fails to remove it within 7 days after being requested in writing by the Landlord to do so or if the Landlord is unable to make such a request to the Tenant within 7 days from the first attempt so made by the Landlord:

        9.13.1 the Landlord may as the agent of the Tenant sell such property and the Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the mistaken belief held in good faith (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant

        9.13.2 if the Landlord having made reasonable efforts is unable to locate the Tenant the Landlord shall be entitled to retain such proceeds of sale absolutely unless the Tenant shall claim them within 6 months of the date upon which the Tenant vacated the Premises and

        9.13.3 the Tenant shall indemnify the Landlord against any damage occasioned to the Premises and any actions claims proceedings costs expenses and demands made against the Landlord caused by or related to the presence of the property in or on the Premises

        9.14    Compensation on vacating

                Any statutory right of the Tenant to claim compensation from the landlord on vacating the Premises is excluded to the extent that the law allows

9.15    SERVICE OF NOTICES

        The provisions of the Law of Property Act 1925 Section 196 as amended by the Recorded Delivery Service Act 1962 shall apply to the giving and service of all notices and documents under or in connection with this lease except that Section 196 shall be deemed to be amended as follows:

        9.15.1  the final words of Section 196(4)"...and that service.... be delivered" shall be deleted and there shall be substituted "...and that service shall be deemed to be made on the third Working Day after the registered letter has been posted 'Working Day' meaning any day from Monday to Friday (inclusive) other than Christmas Day Good Friday and any statutory bank or public holiday"

        9.15.2 any notice or document shall also be sufficiently served on a party if served on solicitors who have acted for that party in relation to this lease or the Premises at any time within the year preceding the service of the notice or document

        9.15.3 any notice or document shall also be sufficiently served if sent by telex telephonic facsimile transmission or any other means of electronic transmission to the party to be served (or its solicitors where clause 9.15.2 applies) and that service shall be deemed to be made on the day of transmission if transmitted before 4pm on a Working Day but otherwise on the next following Working Day (as defined above) and in this clause "party" includes the Guarantor

9.16    STAMP DUTY CERTIFICATE

        The parties certify that there is no Agreement for Lease to which this Lease give effect

9.17    BREAK CLAUSE

        If the Tenant (meaning in this sub-clause TCSI Corporation to the intent that this break right shall be personal to TCSI Corporation) wishes to determine this lease on the expiry of the fifth year of the Contractual Term and shall:

        9.17.1 Give to the Landlord not less than one year's and three days' prior notice in writing; and

        9.17.2 Not less than 28 days prior to the expiry of the fifth year of the Contractual Term pay to the Landlord the sum of L39,500.00 (Thirty Nine Thousand Five Hundred Pounds) plus VAT (if applicable) (which for the avoidance of doubt is payable in addition to and not instead of Rent); and

        9.17.3 Up to the time of such determination pay the rents and substantially perform and observe the obligations and covenants contained in this lease then upon the expiry of such notice the Contractual Term shall immediately cease and determine but without prejudice to the respective rights of either party in respect of any antecedent claim or breach of covenant

IN WITNESS of which this deed has been executed (but not delivered until) the day and year first above written

                               THE FIRST SCHEDULE
                                  THE PREMISES

ALL THAT part of the Building for the purpose of identification only edged red on the Plan and including:

1. The inner surface of and the paint paper and other decorative finishes and the plaster applied to the interior of the external walls of the Building but not any other part of the external walls.

2. The floor finishes so that the lower limit of the Premises includes such finishes but does not extend to anything below them

3. The ceiling finishes so that the upper limit of the Premises includes such finishes but does not extend to anything above them but including the entirety of all suspended ceilings and the void above them

4. The entirety of any non load-bearing internal walls wholly within the Premises

5. The inner half severed medially of the internal non load-bearing walls dividing the Premises from other parts of the Building

6.      The doors and windows and the doors and window frames

7.      All additions and improvements to the Premises

8. All the Landlord's fixtures and fittings and fixtures of every kind which shall from time to time be in or upon the Premises whether originally affixed or fastened to or upon the Premises or otherwise except any such fixture installed by the Tenant that can be removed from the Premises without defacing the same

9. Any Pipes wholly in or on the Premises that exclusively serve the Premises

                              THE SECOND SCHEDULE
                               APPURTENANT RIGHTS

Rights granted to the Tenant (in common with the Landlord and all others entitled and only in so far as the Landlord is entitled to grant)

1.      PIPES

        The right to the free passage and running (subject to temporary interruption for repair alteration or replacement) of water sewage gas electricity telephone and all other services or supplies to and from the Premises in and through the Pipes that now (or at any time during the Term) serve the Premises presently (or at any time during the Term) laid in on under or over other parts of the Building and (if any) the Adjoining Property

2.      COMMON PARTS

        The right for the Tenant and all persons expressly or by implication authorised by the Tenant to use the Common Parts for all proper purposes in connection with the use and enjoyment of the Premises

3.      SUPPORT

        The right of support and protection for the benefit of the Premises as is now enjoyed from all other parts of the Building

4.      CAR PARKING

        The right to the exclusive use of 16 car parking spaces in the car park adjacent to the Building shown edged blue on the attached plan PROVIDED THAT the Landlord may relocate the parking spaces numbered 45-47 inclusive to elsewhere within the car park




                               THE THIRD SCHEDULE
                          EXCEPTIONS AND RESERVATIONS

Rights excepted and reserved from the demise in favour of the Landlord and all others now entitled or who may become entitled

1.      ACCESS

        1.1 The right at any reasonable time during the Term upon prior reasonable notice except in cases of emergency to enter (or in cases of emergency to break and enter) the Premises:

                1.1.1 to inspect the condition and state of repair of the Premises

                1.1.2 to inspect cleanse connect to lay repair remove replace with others alter or execute any works whatever to or in connection with the Pipes easements services or supplies referred to in paragraphs 2 and 3 of this Schedule

                1.1.3 to view the state and condition of and to carry out work of any kind to the Building and any Other Buildings where such viewing or work could not otherwise be conveniently carried out

                1.1.4 to carry out work or do anything whatever comprised within the Landlord's obligations in this lease

                1.1.5 to take schedules or inventories of fixtures and other items to be yielded up on the expiry of the Term and

                1.1.6 to exercise any of the rights granted to the Landlord elsewhere in this lease

        1.2 The right with the Surveyor and the third party determining the Rent in default of agreement between the parties under any provisions for rent review contained in this lease at reasonable hours on reasonable prior notice to enter and inspect and measure the Premises for all purposes connected with any pending or intended step under the 1954 Act or the implementation of the provisions for rent review

2.      USE OF PIPES

        The right to the free and uninterrupted passage and running of water sewage gas electricity telephone and other services or supplies from and to other parts of the Building or (if any) the Adjoining Property in and through the Pipes which now are or may be during the Term in on under or over the Premises


3.      RIGHT TO CONSTRUCT PIPES

        The right to construct and to maintain in on under or over the Premises at any time during the Term any Pipes for the provision of services or supplies to any other part of the Building or (if any) the Adjoining Property

4.      LIGHT

        Full right and liberty at any time after the date of this lease:

        4.1 to alter raise the height of or rebuild the Building (and such expression here excluding the Premises) or any of the Other Buildings

        4.2 to erect buildings on the Adjoining Property of any height in such manner as it shall think fit notwithstanding the fact that the same may obstruct affect or interfere with the amenity of or the access to the Premises or the passage of light and air to the Premises PROVIDED THAT the same shall not materially affect or interfere with the amenity of or access to the Premises or the passage of light or air to the Premises

5.      SCAFFOLDING

        The right to erect scaffolding for any purpose connected with or related to the Building (and (if any) the Other Buildings) notwithstanding that such scaffolding may temporarily restrict the access to or use and enjoyment of the Premises

6.      SUPPORT

        The right of light air support protection shelter and all other easements and rights now or after the date of this lease belonging to or enjoyed by other parts of the Building

                              THE FOURTH SCHEDULE
                              RENT AND RENT REVIEW

1.      DEFINITIONS

        1.1 The terms defined in this paragraph shall for all purposes of this Schedule have the meanings specified

        1.2 'Review Period' means the period between the Review Date (inclusive) and the expiry of the Contractual Term (inclusive)

        1.3     'the Assumptions' means the following assumptions at the Review
                Date:

                1.3.1 that no work has been carried out on the Premises by the Tenant it's subtenants or their predecessors in title during the Term which has diminished the rental value of the Premises

                1.3.2 that if the Premises have been destroyed or damaged they have been fully restored

                1.3.3 that the covenants contained in this Lease on the part of the Landlord (other than material breaches of covenant notified to the Landlord or the Landlord's agents) and the Tenant have been fully performed and observed

                1.3.4 that the Premises are available to let in the open market at the Review Date by a willing landlord to a willing tenant by one lease without a premium being paid by either party and with vacant possession

                1.3.5 that the Premises are ready for and fitted out and equipped for immediate occupation and use for the purpose or purposes required by the willing tenant and that all the services required for such occupation and use are connected to the Premises

                1.3.6 that the lease referred to in paragraph 1.3.4 contains the same terms as this Lease except the amount of the Initial Rent and any rent free period allowed to the Tenant for fitting out the Premises for its occupation and use at the commencement of the Term but including the provisions for rent review on the Review Date and except as set out in paragraph 1.3.7

                1.3.7   that the term of the lease referred to in paragraph
                        1.3.4 is equal in length to the Contractual Term (with a rent review every five years) and that such term begins on the Review Date and that the rent shall commence to be payable from that date and that the years during which the tenant covenants to decorate the Premises are at similar intervals after the beginning of the term of such lease as those specified in this Lease

        1.4     'the Disregarded Matters' means:

                1.4.1 any effect on rent of the fact that the Tenant his subtenants or their respective predecessors in title have been in occupation of the Premises or any part thereof

                1.4.2 any goodwill attached to the Premises by reason of the carrying on at the Premises of the business of the Tenant his subtenants or their predecessors in title in their respective businesses

                1.4.3 any increase in rental value of the Premises attributable to the existence at the Review Date of any improvement to the Premises carried out with consent where required otherwise than in pursuance of an obligation to the Landlord or his predecessors in title either:

                        1.4.3.1 by the Tenant his subtenants or their respective
                                predecessors in title or by any lawful occupiers during the Term or during any period of occupation prior to the Term arising out of an agreement to grant

                        1.4.3.2 by any tenant or subtenant of the Premises or by
                                any lawful occupiers before the commencement of the Term so long as the Landlord or his predecessors in title have not since the improvement was carried out had vacant possession of the relevant part of the Premises

        1.5 'the President' means the President for the time being of the Royal Institution of Chartered Surveyors the duly appointed deputy of the President or any person authorised by the President to make appointments on his behalf

        1.6 'the Expert' means an independent valuer appointed by agreement between the parties or in the absence of agreement within 14 days of one party giving notice to the other of his nomination or nominations nominated by the President on the application of either party made not earlier than 6 months before the relevant Review Date or at any time afterwards.

2.      ASCERTAINING THE RENT

        2.1 The Rent during the Review Period shall be a rent equal to the greater of:

                2.1.1 The Rent payable immediately prior to the Review Date or if payment of Rent has been suspended pursuant to the proviso to that effect contained in this Lease the Rent which would have been payable had there been no such suspension and

                2.1.2 Such amount as may be ascertained in accordance with this Schedule

        2.2 Such revised Rent for the Review Period may be agreed in writing at any time between parties or (in the absence of agreement) will be determined not earlier than the Review Date by the Expert

        2.3 The revised Rent to be determined by the Expert shall be such as he shall decide (acting as an expert and not as an arbitrator) to be the rent at which the Premises might reasonably be expected to be let on the open market at the Review Date making the Assumptions but disregarding the matters detailed in paragraph 1.4 of this Schedule and defined as "Disregarded Matters"
2.4

                2.4.1 The Expert will afford each of the parties an opportunity to make written representations to him but will not be in any way limited or fettered by such representations and will be entitled to rely on his own judgement an option

                2.4.2 If the Expert dies or refuses to act or becomes incapable of acting or if he fails to publish his determination within 3 months of the date upon which he accepted the appointment either party may apply to the President to discharge the Expert and appoint another in his place

        2.5 Whenever the Rent shall have been ascertained in accordance with this Schedule memoranda to this effect shall be signed by or on behalf of the parties and annexed to this Lease and its counterpart and the parties shall bear their own costs in this respect.

3.      EXPERT'S FEES

        3.1 The fees and expenses of the Expert including the cost of his appointment shall be borne equally by the parties who shall otherwise bear their own costs

        3.2 If one party shall upon publication of the Expert's determination pay all the Expert's fees and expenses such party shall be entitled to recover (in default of payment within 21 days of a demand to that effect in the case of the Landlord as Rent in arrears or in the case of the Tenant by deduction from
                Rent) half of them from the other party

4.      ARRANGEMENTS PENDING ASCERTAINMENT OF REVISED RENT

        If the revised Rent payable during any Review Period has not been ascertained by the relevant Review Date Rent shall continue to be payable at the rate previously payable such payments being on account of the Rent for the that Review Period

5.      PAYMENT OF REVISED RENT

        5.1 If the revised Rent shall be Ascertained on or before the Review Date and that date is not a Rent Payment Date the Tenant shall on the Review Date pay to the Landlord the amount by which one rental period's Rent at the rate payable on the immediately preceding Rent Payment Date is less than one rental period's Rent at the Rate of the revised Rent apportioned on a daily basis from and including the Review Date to the day before the next following quarter day

        5.2 If the revised Rent payable during the successive Review Period has not been ascertained by the Review Date then within 10 days after the date when the same has been agreed between the parties or the date upon which the Expert's determination shall be received by or otherwise made known to the Tenant the Tenant shall pay to the Landlord:

                5.2.1 any shortfall between the Rent which would have been paid on the Review Date and on any subsequent Rent Payment Dates had the revised rent been ascertained on or before the Review Date and the payments made by the Tenant on account and

                5.2.2 interest at 3% below the Interest Rate prevailing on the day upon which the shortfall is paid in respect of each instalment of Rent due on or after the Review Date on the amount by which the instalment of revised Rent which would have been paid on the Review Date or such Rent Payment Date exceeds the amount paid on account and such interest shall be payable for the period from the date upon which the instalment was due up to the date of payment of the shortfall

6.      ARRANGEMENTS WHEN INCREASING RENT PREVENTED ETC

        6.1 If at the Review Date there shall be in force a statute which shall prevent restrict or modify the Landlord's right to review the Rent in accordance with this Lease and/or to recover any increase in the Rent the Landlord shall when such restriction or modification is removed relaxed or modified be entitled (but without prejudice to his rights (if any) to recover any Rent the payment of which has only been deferred by law) on giving not less than one month's nor more than 3 months' notice in writing to the Tenant at any time within 6 months (time being of the essence of the contract) of the restriction or modification being removed relaxed or modified to invoke the provisions of paragraph 6.2

        6.2 Upon the service of a notice pursuant to paragraph 6.1 the Landlord shall be entitled:

                6.2.1 to proceed with any review of the Rent which may have been prevented or further to review the Rent in respect of any review where the Landlord's right was restricted or modified and the date of expiry of such notice shall be deemed for the purposes of this Lease to be a Review Date (provided that without prejudice to the operation of this paragraph nothing in this paragraph shall be construed as varying any subsequent Review Dates)

                6.2.2 to recover any increase in Rent with effect from the earliest date permitted by law

                               THE FIFTH SCHEDULE

                                 USER COVENANTS

1.      USE

                Not to use the Premises otherwise than for the Permitted Use

2.      TAKE PRECAUTIONS

        2.1 To take all necessary precautions against frost damage to the Pipes exclusively serving the Premises

        2.2 To take all necessary care and precautions to avoid water damage to any other part of the Building by reason of bursting or overflowing of any pipe or water apparatus in the Premises

3.      UNLOADING

        Not to load or unload any goods or materials onto or from vehicles and convey the same from and into the Building and the Premises except through the entrances designated as "Service Entrances" on the Plan and by means of any lift designated for such purposes

4.      REGULATIONS

        To comply with all reasonable regulations made by the Landlord from time to time for the management of the Building and notified to the Tenant in writing provided that nothing in the regulations shall purport to amend the terms of this lease and in the event of any inconsistency between the terms of this lease and the regulations the terms of this lease shall prevail

                               THE SIXTH SCHEDULE

                           THE GUARANTOR'S COVENANTS

1.      TO PAY OBSERVE AND PERFORM

        That during the Term the Tenant shall punctually pay the rents and observe and perform the covenants and other terms of this lease and if at any time during the Term the Tenant shall make any default in payment of the rents or in observing or performing any of the covenants or other terms of this lease the Guarantor will pay the rents and observe or perform the covenants or terms in respect of which the Tenant shall be in default and make good to the Landlord on demand and indemnify the Landlord against all losses damages costs and expenses arising or incurred by the Landlord as a result of such non-payment non-performance or non-observance notwithstanding:

        1.1 any time or indulgence granted by the Landlord to the Tenant or any neglect or forbearance of the Landlord in enforcing the payment of the rents or the observance or performance of the covenants or other terms of this lease or any refusal by the Landlord to accept rents tendered by or on behalf of the Tenant at a time when the Landlord was entitled (or would after the service of a notice under the Law of Property Act 1925 Section 146 have been entitled) to re-enter the Premises

        1.2 that the terms of this lease may have been varied by agreement between the parties provided such variation is not prejudicial to the Guarantor

        1.3 that the Tenant shall have surrendered part of the Premises in which event the liability of the Guarantor under this lease shall continue in respect of the part of the premises not so surrendered after making any necessary apportionments under the Law of Property Act 1925 Section 140 and

        1.4 any other act or thing by which but for this provision the Guarantor would have been released other than a variation of the terms of this lease agreed between the parties that is prejudicial to the Guarantor

2.      TO TAKE LEASE FOLLOWING DISCLAIMER

        That if at any time during the Term the Tenant (being an individual) shall become bankrupt or (being a company) shall enter into liquidation and the trustee in bankruptcy or liquidator shall disclaim this lease the Guarantor shall if the Landlord shall by notice within 60 days after such disclaimer so require take from the Landlord a lease of the Premises for the residue of the Contractual Term which would have remained had there been no disclaimer at the rent then being paid under this lease and subject to the same covenants and terms as in this lease (except that the Guarantor shall not be required to procure that any other person is made a party to that lease as guarantor) such new lease to take effect from the date of such disclaimer and in such case the Guarantor shall pay the costs of such new lease and execute and deliver to the Landlord a counterpart of it

3.      TO MAKE PAYMENTS FOLLOWING DISCLAIMER

        That if this lease shall be disclaimed and for any reason the Landlord does not require the Guarantor to accept a new lease of the Premises in accordance with paragraph 2 above the Guarantor shall pay to the Landlord on demand an amount equal to the difference between any money received by the Landlord for the use or occupation of the Premises and the rents in both cases for the period commencing with the date of such disclaimer and ending on whichever is the earlier of the following dates:

        3.1 the date 6 months alter such disclaimer and

        3.2 the date (if any) upon which the Premises are re let

                              THE SEVENTH SCHEDULE

                                 SERVICE CHARGE

                                     PART A

                                  DEFINITIONS

1. "Services" means the services facilities and amenities specified in Part C of this Schedule

2. "Computing Date" means 1st April in every year of the Term or such other date as the Landlord may from time to time reasonably nominate and "Computing Dates" shall be construed accordingly

3.      "FINANCIAL YEAR" MEANS THE PERIOD:

        3.1 from the commencement of the Term to and including the first Computing Date and subsequently

        3.2 between 2 consecutive Computing Dates (excluding the first Computing Date from but including the second Computing Date in the period) and "Financial Years" shall be construed accordingly.

4. "Gross Annual Expenditure" means in relation to any Financial Year the aggregate of:

        4.1 All costs expenses and outgoings whatever reasonably and properly incurred by the Landlord during that Financial Year in or incidentally to providing all or any of the Services and any VAT payable.

        4.2 All costs reasonably and properly incurred by the Landlord during that Financial Year in relation to the matters specified in Part D of this Schedule ("Additional Items") and any VAT payable and

        4.3 (when expenditure is incurred in relation to the Building and other premises) the proportion of such expenditure that is reasonably attributable to the Building to be determined from time to time by the Surveyor (acting as an expert and not as an arbitrator)

        4.4 Such sums (if any) as the Landlord shall in its absolute discretion consider appropriate to charge in that Financial Year by way of provision for anticipated expenditure in any future Financial Years in respect to any of the Services or the Additional Items but "Gross Annual Expenditure" shall not include (i) any expenditure in respect of the maintenance or repair of any part of the Building or of any thing in the Building whose maintenance or repair is the exclusive responsibility of the Tenant or any other tenant in the Building (ii) the cost of any works necessitated by inherent defects and (iii) the cost of the erection completion and decoration (save for redecoration during the term of this agreement).

5. "Annual Expenditure" means in relation to any Financial Year the Gross Annual Expenditure for that Financial Year less the aggregate of:


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        5.1     (if in the Financial Year in question or in any previous
                Financial Year the Landlord has incurred any costs or expenses in or incidentally to making good any loss or damage covered by any policy of insurance maintained by the Landlord pursuant to its obligations in this lease) all (if any) amounts recovered by the Landlord in the Financial Year in question pursuant to such policy of insurance and

        5.2 (if in the Financial Year in question or in any previous Financial Year the Landlord has incurred any costs or expenses in or incidentally to providing any of the Services or in relation to any of the Additional Items which are recoverable (in whole or in part) from any person other than the Tenant or any other tenant in the Building) all (if any) amounts recovered by the Landlord in the Financial Year in question from any such person

6. "Service Charge" means a fair and proper proportion reasonably attributable to the Premises of the Annual Expenditure based upon the ratio which the net lettable floor area for the time being of the Premises bears to the net lettable floor area for the time being of the Building.

                                     PART B

        PERFORMANCE OF THE SERVICES AND PAYMENT OF THE SERVICE CHARGE

7.      PERFORMANCE OF THE SERVICES

        Subject to the Tenant paying to the Landlord the Service Charge and complying with the covenants and other terms of this lease the Landlord shall perform the Services throughout the Term in a proper and efficient manner and (where appropriate) using good and suitable materials provided that the Landlord shall not be liable to the Tenant in respect of:

        7.1 any failure or interruption in any of the Services by reason of necessary repair replacement maintenance of any installations or apparatus or their damage or


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                destruction or by reason of mechanical or other defect or
                breakdown or frost or other inclement conditions or shortage of fuel materials water or labour or any other cause beyond the Landlord's control provided and to the extent that the Landlord uses and continues to use its reasonable endeavors to restore the Services in question

        7.2 any act omission or negligence of any porter attendant or other person undertaking the Services or any of them on behalf of the Landlord

        PROVIDED THAT this clause shall no be construed as relieving the a Landlord from liability for breach by the Landlord of any covenants on the part of the Landlord contained in this lease

8.      PAYMENT OF THE SERVICE CHARGE

        8.1 The Landlord shall within 4 months after each Computing Date prepare and send to the Tenant an account showing the Gross Annual Expenditure and the Annual Expenditure for the Financial Year ending on that Computing Date and containing a fair summary of the expenditure referred to in it and upon such account being certified by the Accountant it shall be conclusive evidence for the purposes of this lease of all matters of fact referred to in the account except in the case of manifest error.

        8.2 The Tenant shall pay for each Financial Year (or the apportioned part thereof) a provisional sum calculated upon a proper estimate by the Surveyor acting as an expert and not as an arbitrator of what the Annual Expenditure is likely to be for that Financial Year by 4 equal quarterly payments on the usual quarter days (or fewer quarterly payments for a period less than a calendar year). Each provisional quarterly payment will not exceed TWO THOUSAND POUNDS (L2,000.00) but this will not prevent the Landlord from recovering any excess Service Charge pursuant to clause 8.3.1 below



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        8.3     If the Service Charge for any Financial Year shall:

                8.3.1 exceed the provisional sum for that Financial Year the excess shall be due to the Landlord within 10 working days of demand or

                8.3.2 be less than such provisional sum the overpayment shall be credited to the Tenant against the next quarterly payment of the Rent and Service Charge except in respect to the final year of the Term (howsoever determined) when any such overpayment by the Tenant shall be repaid to the Tenant within 21 days after the issue of the said account and certificate.

9.      VARIATIONS

        The Landlord may withhold add to extend vary or make any alternation in the rendering of the Services or any of them from time to time if the Landlord at its absolute discretion deems it desirable to do provided that the foregoing shall not result in the services being so extended varied or altered so as materially to affect the Tenant's enjoyment and occupation of the Premises.

                                     PART C

                                  THE SERVICES

10.     MAINTAINING ETC. RETAINED PARTS

        Maintaining repairing rebuilding renewing and reinstating (but only rebuilding or renewing in so far as may be necessary for the purposes of repair) and where appropriate treating washing down painting and decorating (to such standard as the Landlord may from time to time consider adequate) the Retained Parts

11.     LIFT


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        Providing a lift service by the operation of the lifts now installed in the Building or by such substituted lifts as the Landlord in its absolute discretion may from time to time decide to install and for such hours and times as the Landlord should in its absolute discretion determine.

12.     MAINTAINING ETC APPARATUS PLANT MACHINERY ETC

        Inspecting servicing maintaining repairing amending overhauling replacing and insuring (save in so far as insured under other provisions of this lease) all apparatus plant machinery and equipment within the Retained Parts from time to time including (without prejudice to the generality of the above) lifts lift shafts standby generators and boilers and items relating to mechanical ventilation heating cooling public address and closed circuit television

13.     MAINTAINING ETC PIPES

        Maintaining repairing cleansing emptying draining amending and renewing all Pipes within the Retained Parts and all other Pipes on any Adjoining Property which serve the Building

14.     MAINTAINING ETC FIRE ALARMS ETC

        Maintaining and renewing any fire alarms fire prevention and fire fighting equipment and ancillary apparatus in the Retained Parts

15.     CLEANING ETC RETAINED PARTS

        Cleaning treating polishing and lighting the Retained Parts to a good standard as the Landlord may from time to time consider adequate

16.     HEATING ETC


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        Providing such mechanical ventilation heating and (if deemed desirable by the Landlord) cooling for such parts of the Retained Parts and for such hours and times of year as the Landlord shall in its absolute discretion determine

17.     ORNAMENTAL FEATURES GARDENS ETC

        Providing and maintaining (at the Landlords absolute discretion) any architectural or ornamental features or murals and any plants shrubs trees or garden or grassed area in the Retained Parts and keeping the same planted and free from weeds and the grass cut

18.     FIXTURES FITTINGS ETC

        Supplying providing purchasing hiring maintaining renewing replacing repairing servicing overhauling and keeping in good and serviceable order and condition all appurtenances fixtures and fittings bins receptacles tools appliances materials equipment and other things which the Landlord may deem desirable or necessary for the maintenance appearance upkeep or cleanliness of the Building or any part of it

19.     WINDOWS

        Cleaning as frequently as the Landlord shall in its absolute discretion consider adequate being no less than once every 3 months the exterior and interior of all windows and window frames in the Retained Parts and the exterior of the windows and window frames in the Premises and other parts of the Building let or constructed or adapted for letting

20.     REFUSE

        Collecting and disposing of refuse from the Building and the provision repair maintenance and renewal of plant and equipment for the collection treatment packaging or disposal of the same


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21.     OTHER SERVICES

Any other services relating to the Building or any part of the Building provided by the Landlord from time to time and not expressly mentioned

                                     PART D

                              THE ADDITIONAL ITEMS

22.     FEES

        22.1 The proper and reasonable fees and disbursements (and any VAT payable on them) of:

                22.1.1 The Surveyor the Accountant and any other individual firm or company employed or retained by the Landlord for (or in connection with) such surveying or accounting functions or the management of the Building

                22.1.2 The managing agents (whether or not the Surveyor) for or in connection with:

                        22.1.2.1 The management of the Building

                        22.1.2.2 The collection of the rents and all other sums
                                 due to the Landlord from the Tenant

                        22.1.2.3 The performance of the Services and any other
                                 duties in and about the Building or any part of it relating to (without prejudice to the generality of the above) the general management administration security maintenance protection and cleanliness of the Building

                22.1.3 Any individual firm or company valuing the Building for the purposes


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                        of assessing the full cost of rebuilding and
                        reinstatement

                22.1.4 Any individual firm or company providing caretaking or security arrangements and services to the Building

                22.1.5 Any other individual firm or company employed or retained by the Landlord to perform (or in connection with) any of the Services or any of the functions or duties referred to in this paragraph

        22.2 The reasonable fees of the Landlord or Group Company for any of the Services or the other functions and duties referred to in paragraph 22.1 above that shall be undertaken by the Landlord or a Group Company and not by a third party

23.     STAFF ETC

        The cost of employing (whether by the Landlord a Group Company the managing agents or any other individual firm or company) such staff as the Landlord may in its absolute discretion deem necessary for the performance of the Services and other functions and duties referred to in paragraph 22.1 above and all other incidental expenditure in relation to such employment including but without prejudice to the generality of the above

        23.1    insurance pension and welfare contributions

        23.2    transport facilities and benefits in kind

        23.3    the provision of uniforms and working clothing and

        23.4 the provision of vehicles tools appliances cleaning and other materials fixtures fittings and other equipment for the proper performance of their duties and a store for housing the same



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24.     CONTRACTS FOR SERVICES

        The proper cost of entering into any contracts for the carrying out of all or any of the Services and other functions and duties that the Landlord may in its absolute discretion deem desirable or necessary

25.     OUTGOINGS

        All rates taxes assessments duties charges impositions and outgoings which are now or during the Term shall be charged assessed or imposed on the whole of the Building where there is no separate charge assessment or imposition on or in respect of an individual unit

26.     ELECTRICITY GAS ETC

        The cost of the supply of electricity gas oil or other fuel for the provision of the Services and for all purposes in connection with the Retained Parts

27.     ROAD ETC CHANGES

        The amount which the Landlord shall be called upon to pay as a contribution towards the expense of making repairing maintaining rebuilding and cleansing any ways roads pavements or structures Pipes or anything which may belong to or be used for the Building or any part of it exclusively or in common which other neighbouring or adjoining premises

28.     REGULATIONS

        The costs charges and expenses of preparing and supplying to the tenants copies of any regulations made by the Landlord relating to the Building or the use of it

29.     STATUTORY ETC REQUIREMENTS


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        The cost of taking all steps deemed desirable or expedient by the
        Landlord for complying with making representations against or otherwise contesting the incidence of the provisions or any statute byelaw or notice concerning town planning public health highways streets drainage or other matters relating to or alleged to relate to the Building or any part of it for which any tenant is not directly and exclusively liable

30.     NUISANCE

        The cost to the Landlord of abating a nuisance in respect of the Building or any part of it in so far as the same is not the liability of any individual tenant

31.     INTEREST

        Any interest and fees in respect of money borrowed to finance the provision of the Services or the Additional Items


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                                                                         [SEAL]

The Common Seal of the Landlord was hereunto affixed in the presence of



/signature/    Director
/signature/    Secretary/Director


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                     ANNEXURE 1 - PLAN SHOWING THE BUILDING

                             (DIAGRAM OF PROPERTY)

                     ANNEXURE 2 - PLAN SHOWING THE PREMISES

                             (DIAGRAM OF PROPERTY)

                ANNEXURE 3 - PLAN SHOWING THE CAR PARKING SPACES

                             (DIAGRAM OF PROPERTY)